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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                October 23, 2002

                            SKY FINANCIAL GROUP, INC.
                           --------------------------

             (Exact name of Registrant as specified in its charter)

             Ohio                        001-14473               34-1372535
             -----                      ----------             ---------------
(State or other jurisdiction of  (Commission File Number)       (IRS Employer
incorporation or organization)                              Identification No.)

               221 South Church Street, Bowling Green, Ohio 43402
               ---------------------------------------------------

                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (419) 327-6300

                                       N/A
                                      -----

          (Former name or former address, if changed since last report)





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Item 5.           Other Events

         On October 24, 2002, Sky Financial Group, Inc. ("Sky") and Metropolitan Financial Corp. ("Metropolitan") announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Metropolitan will merge with and into Sky (the "Merger"). The Merger has been approved by the Boards of Directors of Sky and Metropolitan. The Merger is subject to certain regulatory approvals as well as to the approval and adoption of the Merger Agreement by a majority of the shareholders of Metropolitan.

         Under the terms of the Merger Agreement, shareholders of Metropolitan will be entitled to elect to receive, in exchange for each Metropolitan common share held, either $4.70 in cash or 0.2554 Sky common shares, or a combination thereof, subject to certain adjustments and to certain allocation and proration mechanisms as part of the election process. In total, between fifty-five percent (55%) and seventy percent (70%) of Metropolitan common shares will be exchanged for Sky common shares and, accordingly, between thirty percent (30%) and forty-five (45%) of Metropolitan common shares will be exchanged for cash. To the extent that Sky common shares are received, the exchange is expected to qualify as a tax-free transaction to the Metropolitan shareholders.

         In connection with the Merger, Sky and Robert M. Kaye ("Kaye"), entered into a Voting Agreement, dated as of October 23, 2002 (the "Voting Agreement"), pursuant to which Kaye (who owns more than a majority of the shares entitled to approve and adopt the Merger Agreement) has agreed to vote his shares in favor of the Merger and the Merger Agreement.

         Following the Merger, and upon the receipt of all necessary regulatory approvals, Metropolitan's wholly-owned subsidiary, Metropolitan Bank and Trust Company, will be merged with and into Sky's commercial banking affiliate, Sky Bank.

         This current report on Form 8-K, including the press release and investor materials, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

         The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.



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Item 7.      Exhibits

2 Agreement and Plan of Merger dated as of October 23, 2002 by and between Sky Financial Group, Inc. and Metropolitan Financial Corp.

9 Voting Agreement dated as of October 23, 2002 by and between Sky Financial Group, Inc. and Robert M. Kaye.

99.1 Text of Press Release, dated October 24, 2002, issued by Sky Financial Group, Inc. and Metropolitan Financial Corp.

99.2         Investor presentation materials used by Sky Financial Group, Inc.
             and Metropolitan Financial Corp. on October 24, 2002, relating to the proposed Merger.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SKY FINANCIAL GROUP, INC.


/s/ Marty E. Adams                          October 24, 2002
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Marty E. Adams                              Date
Chairman, President and CEO